Clear Channel Agrees to Sell Television Station Group to
Providence Equity Partners
Company Also Provides Updates on Radio Divestitures and After-Tax Proceeds
SAN ANTONIO – April 20, 2007 – Clear Channel Communications, Inc. (NYSE:CCU) announced today it has entered into a definitive agreement to sell its Television Group to Providence Equity Partners Inc. for approximately $1.2 billion. The sale includes 56 television stations (including 18 digital multicast stations) located in 24 markets across the United States. Also included in the sale are the stations’ associated Web sites, the Television Operations Center, and Inergize Digital Media, which manages the Television Group’s online and wireless initiatives. The transaction is expected to close in the fourth quarter of 2007, subject to regulatory approvals and other customary closing conditions.
Commenting on the transaction, Mark Mays, Chief Executive Officer of Clear Channel said, “The stations and management of Clear Channel Television have established an outstanding record of achievement, innovation and community service in broadcasting and web development. While we will miss the important role they have played in the Clear Channel family, we are excited that they will be partnered with Providence Equity to continue to pursue growth opportunities in the rapidly changing media environment.”
“This is a rare opportunity to acquire a premier collection of broadcast television stations with strong positions in many attractive markets across the United States,” said Al Dobron, a Managing Director of Providence Equity. “We are pleased to again partner with Sandy DiPasquale to create value at these local broadcasting stations and identify additional potential high-quality television opportunities.”
“These are well run, quality television stations,” said Sandy DiPasquale, a veteran broadcast executive and the President and CEO of BlueStone Television. “I look forward to continuing my partnership with Providence Equity and working with the talented CCTV employees to build on their success integrating broadcast and internet services to serve their communities.”
The Television Group currently consists of ten CW, eight FOX, seven NBC, six ABC, six CBS, four My Network TV, two NBC Weather Plus, two Telemundo, five independent stations, and six stations affiliated with Clear Channel’s Variety Television Network (VTV). A chart of the individual broadcast properties, by location and network affiliation, is attached below.

Clear Channel estimates net proceeds after-tax and after customary transaction costs will be approximately $1.1 billion for the Television Group. Information on the treatment of tax loss carry forwards relative to this sale is provided below.
UPDATE ON RADIO DIVESTITURES
Clear Channel previously announced that it was also attempting to divest 448 radio stations in 88 markets. To date the Company has entered definitive agreements to sell 161 radio stations in 34 markets for a total consideration of approximately $331 million. The Company expects these transactions to close during the second half of 2007. The Company estimates net proceeds after-tax and after customary transaction costs for these 161 stations will be approximately $300 million. Information on the treatment of tax loss carry forwards relative to these sales is provided below.
The Company continues to pursue the divestiture of 287 radio stations in 54 markets. These remaining stations that are not under definitive agreement had OIBDAN* of approximately $54 million in 2006. There can be no assurance that any or all of these stations will ultimately be divested and the Company reserves the right to terminate the sales process at any time.
TAX LOSS CARRY FORWARDS
The Company plans to utilize its capital loss carry forward to offset the related capital gain on the transactions. A portion of the gain will be considered ordinary gain, not capital gain, due to depreciation and amortization recapture, and will be taxed as ordinary income.
There can be no assurance that any of the divestures contemplated in this release will actually be consummated and therefore the Company may not receive the proceeds estimated herein. Furthermore, there can be no assurance that the Company will be able to utilize tax loss carry forwards to offset capital gains as contemplated in this release.
SALES NOT CONTINGENT UPON MERGER
All sales and contemplated future divestitures mentioned in this release are not contingent upon the completion of the separate merger proposal for Clear Channel Communications, Inc.

*	OIBDAN is defined as Operating Income before Depreciation & Amortization, Non-Cash Compensation Expense and Gain on Disposition of Assets – Net. Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for operating income or net income.

About Clear Channel Communications
Clear Channel Communications, Inc. (NYSE:CCU) is a global media and entertainment company specializing in “gone from home” entertainment and information services for local communities and premiere opportunities for advertisers. Based in San Antonio, Texas, the company’s businesses include radio, television, and outdoor displays. More information is available at www.clearchannel.com.
About Providence Equity Partners
Providence Equity Partners Inc. is the leading global private equity firm specializing in equity investments in media, entertainment, communications and information companies around the world. The principals of Providence Equity manage funds with approximately $21 billion in equity commitments and have invested in more than 100 companies operating in over 20 countries since the firm’s inception in 1990. Significant investments include Bresnan Broadband Holdings, Casema, Com Hem, Digiturk, Education Management Corporation, eircom, Freedom Communications, Idea Cellular, Kabel Deutschland, Metro-Goldwyn-Mayer, Ono, Open Solutions, PanAmSat, ProSiebenSat.1, Recoletos, TDC, Univision, VoiceStream Wireless, Warner Music Group, Western Wireless and Yankees Entertainment Sports Network. Providence Equity is headquartered in Providence, RI (USA) and has offices in New York and London. The firm is opening offices in Hong Kong and New Delhi.
Clear Channel contacts:
Media
Lisa Dollinger
Clear Channel Communications
210-822-2828
lisadollinger@clearchannel.com
Michele Clarke / Ray Yeung
Brainerd Communicators
212-986-6667
clarke@braincomm.com
yeung@braincomm.com
Investors
Randy Palmer
Clear Channel Communications
210-822-2828
randypalmer@clearchannel.com
Providence Equity Partners Contact:
Andrew Cole
Sard Verbinnen & Co
415-618-8750

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current Clear Channel management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Company’s pending merger agreement or the transactions; (2) the outcome of any legal proceedings that may be instituted against Clear Channel and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of shareholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger described in this press release; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Clear Channel’s SEC filings. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel’s ability to control or predict. Clear Channel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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Clear Channel Television Station List

Market	Station	Affiliate
Albany, NY	WXXA — TV	FOX
	WXXA — DT	VTV
Bakersfield, CA	KGET — TV	NBC
	KGET — DT	CW
	KKEY — LP	TEL
Bellingham, WA	KVOS — TV	IND
Binghamton, NY	WIVT — TV	ABC
	WBGH — CA	NBC
Cincinnati, OH	WKRC — TV	CBS
	WKRC — DT	CW
Elmira, NY	WETM — TV	NBC
	WETM — DT	IND
Eugene, OR	KMTR; KTCW; KMCB	NBC
	KMTR — DT	CW
Fairbanks, AK	KTVF — TV	NBC
Fresno, CA	KGPE — TV	CBS
	KGPE — DT	VTV
Harrisburg, PA	WHP — TV	CBS
	WHP — DT	MNT
	WLYH — TV	CW
Jacksonville, FL	WAWS — TV	FOX
	WAWS — DT	MNT/VTV
	WTEV — TV	CBS
Little Rock, AR	KLRT — TV	FOX
	KASN — TV	CW
	KASN — DT	VTV
Memphis, TN	WPTY — TV	ABC
	WLMT — TV	CW
	WLMT — DT	VTV
	WJKT — TV (Jackson)	FOX
Mobile, AL	WPMI — TV	NBC
	WPMI — DT	NBC Weather +
	WJTC — TV	IND
Monterey-Salinas, CA	KCBA — TV	FOX
	KION — TV	CBS
	KION — DT	CW
	KMUV — LP	TEL
Rochester, NY	WHAM — TV	ABC
	WHAM — DT	CW
Salt Lake City, UT	KTVX — TV	ABC
	KTVX — DT	IND
	KUCW — TV	CW
San Antonio, TX	WOAI — TV	NBC
	WOAI — DT	NBC Weather +
Santa Barbara-Santa Maria, CA	KCOY — TV	CBS
	KKFX — CA	FOX
San Franciso / Santa Rosa, CA	KFTY — TV	IND
Syracuse, NY	WSYR — TV	ABC
	WSYR — DT	VTV
Tulsa, OK	KOKI — TV	FOX
	KMYT — TV	MNT
	KMYT — DT	VTV
Watertown, NY	WWTI — TV	ABC
	WWTI — DT	CW
Wichita, KS	KSAS; KAAS	FOX
	KMTW — TV	MNT